Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 62 to Registration Statement No. 333-61366 on Form N-1A of our report dated May 27, 2010, relating to the financial statements and financial highlights of Pacific Life Funds, including PL Portfolio Optimization Conservative Fund, PL Portfolio Optimization Moderate-Conservative Fund, PL Portfolio Optimization Moderate Fund, PL Portfolio Optimization Moderate-Aggressive Fund, and PL Portfolio Optimization Aggressive Fund, PL Money Market Fund, PL Small-Cap Growth Fund, PL International Value Fund, PL Large-Cap Value Fund, PL Short Duration Bond Fund, PL Floating Rate Loan Fund, PL Growth LT Fund, PL Mid-Cap Equity Fund, PL International Large-Cap Fund, PL Small-Cap Value Fund, PL Main Street® Core Fund, PL Emerging Markets Fund, PL Managed Bond Fund, PL Inflation Managed Fund, PL Large-Cap Growth Fund, PL Comstock Fund, PL Mid-Cap Growth Fund and PL Real Estate Fund appearing in the Annual Report on Form N-CSR of Pacific Life Funds for the year ended March 31, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
June 28, 2010